Exhibit 10.34

ENHANCED SERVICES BILLING AND INFORMATION MANAGEMENT SERVICES AGREEMENT

This Enhanced Services Billing and Information Management Services Agreement (the “Agreement”) is made this 21st day of November 2002 (the “Effective Date”) by Enhanced Services Billing, Inc. (“ESBI” or “Company”), a Delaware corporation, whose principal address and telephone number are 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229-4898, (210) 949-7000, and CallWave, Inc., (“Customer”), a California corporation, whose principal address and telephone number are 136 W. Canon Perdido Street, Santa Barbara, California 93101, (805) 690-4100, Customer and Company, and their affiliates, are sometimes referred to as the “parties.”

RECITALS

WHEREAS, Customer is engaged in the business of providing certain communications products and services that it desires to bill and collect through Local Exchange Carriers; and

WHEREAS, Company has entered into billing and collection agreements with certain LECs (“LEC Agreements”) that allow Company to provide billing and information management services for Qualifying EMI Billing Records (“Qualifying Records”) on behalf of Company’s customers; and

WHEREAS, Customer desires to obtain such billing and information management services from Company on the terms and conditions contained herein:

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS.

As used in this Agreement, certain terms have the meanings set forth in Exhibit “A,” unless the context requires otherwise.

SECTION 2. SCOPE OF AGREEMENT.

Customer will purchase from Company and Company will provide, subject to the terms and conditions set forth herein, such terms and conditions being subject to the limitations of the LEC Agreements and Coalition Guidelines, the services described in Section 3. As Company enters into additional LEC Agreements, Company will provide services to Customer in such areas on the same terms and conditions as contained herein.

SECTION 3. BILLING SERVICES.

(a) Submission of EMI Billing Records (“Records”): Customer will submit its Records to Company for purchase and submission to the LEC. Customer will submit Records at least once per week that contain adequate information for Company and LEC to process such Records. In the event Customer cannot satisfy the minimum transmission volumes described in Section 4.(g), Customer will submit its Records at least once per month. All costs related to these submissions will be borne by Customer.

(b) Company’s Edits and Screens: Following receipt of Customer’s Records, Company will process Customer’s Records through Company’s computer edits and screens. Those Records that pass Company’s edits and screens will be “Qualifying Records.” Those Records that do not pass Company’s edits and screens will be “Company Rejected Records.” Company Rejected Records will be returned to Customer, and Company will have no other obligation with respect to Company Rejected Records.

(c) Submission to LECs: After passing Company’s edits and screens, Company will transmit Customer’s Qualifying Records to the appropriate LECs for billing and collection under the LEC Agreements.

(d) Billing and Collection by LECs: Customer acknowledges that the LEC will be solely responsible for the billing and collection of the revenue for Customer’s Qualifying Records from End Users residing within the applicable billing area of such LEC, subject to the terms, conditions and operating procedures contained in each LEC Agreement, the terms of which are incorporated herein. Company will have no billing or collection obligations other than transmission of the Qualifying Records to the LECs. Customer expressly acknowledges and agrees that Company is not a debt collector as that term is used or defined in the Federal Debt Collection Practices Act or the Texas Debt Collection Act.

(e) Printing of Customer’s Name on End User’s LEC Telephone Bill: Wherever possible, Company will use reasonable efforts to cause each LEC to print Customer’s name, along with the associated Qualifying Records, on each End User’s telephone bill billed on behalf of Customer. Customer acknowledges that where the LECs do not provide this service, Customer’s name will not appear on the End User’s telephone bill. In the event that an End User requests Customer’s address or telephone number, Company will provide such information to requesting parties.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

(f) End User Inquiry, Investigation and Credit (“Customer Service”): Company’s Customer Service procedures are set forth in Exhibit “F,” as they may be changed from time to time. Customer agrees that Company has sole and complete discretion to address any inquiries addressed to or through Company by End Users, LECs or regulatory or law enforcement bodies, and Customer agrees to be bound by Company’s decisions and to pay any fees, penalties and reasonable credits that may result from Customer’s Records. Company will use efforts to assist Customer with Customer’s customer service guidelines which are to be submitted by Customer to Company and utilized by Company in addressing Customer’s end-user inquiries, subject to Company’s Customer Service procedures as set forth in Exhibit “F”.

(g) Reporting: Company will provide electronic information and reports to Customer via ARRS. The Company may replace or discontinue these services on thirty (30) days’ notice to Customer, and will provide reasonably comparable alternative electronic reporting if such services are discontinued. At this time, Company is not providing written reports to Customer.

SECTION 4. CUSTOMER’S OBLIGATIONS.

(a) Cooperation by Customer: Customer will cooperate with Company to the fullest extent possible to facilitate the provisioning of services described in Section 3 herein. Such cooperation will include, but not be limited to, the following:

(i) Supplying Company with Customer’s identification codes, any and all certifications of regulatory authority necessary for Customer to offer its services, and any other information and documents reasonably necessary or helpful to Company;

(ii) Supplying Company with all technical information and assistance with testing that may be reasonably necessary or helpful to Company in providing its services, as determined by Company;

(iii) Supplying Company with requested information on End Users required to provide the billing services described herein or required to respond to a third party request or requirement from any LEC, state or federal regulatory or law enforcement agency requesting such information, including but not limited to, LOAs and relevant marketing information, within two (2) Business Days of Company’s request, or within one-half the length of time Company has to respond to a lawful third party request or requirement, whichever is greater; and

(iv) Supplying Company with all information requested by Company as set forth in Exhibit “G.”

(b) Applicable Approvals and Compliance with Law: Customer will obtain and keep current all applicable federal, state and local licenses, Tariffs, certifications and approvals and will fully comply with, and has full responsibility to comply with, all other applicable federal, state and local rules, regulations, laws and Tariffs. No provision in this Agreement shall cause or be construed to cause either party to violate any legal or regulatory requirement. Customer certifies that all Records submitted by Customer will comply with the service provider’s certifications and Tariffs in the relevant jurisdictions for that Record and with all applicable state and federal rules, regulations, laws and Coalition Guidelines. Customer agrees that Company will assume no responsibility for such compliance whatsoever and that Company may discontinue billing without notice for any product that it has reason to believe does not comply with applicable rules, regulations and laws or the Coalition Guidelines; provided, however, that Company will provide Customer with reasonable prior notice of such discontinuance to the extent such prior notice is practicable to Company. Company will work with Customer to the extent practicable to Company to assist Customer in resolving Customer’s compliance issues, but Company reserves the right to discontinue billing at Company’s discretion. Customer acknowledges that certain LEC billing systems contain edits and screens that “block” Customer’s Records from being billed to End Users until Company can demonstrate to such LECs that Customer has proper authority for providing its services to the End User. Customer further acknowledges that the LEC controls the timeframe for such notification to become effective at the LECs. Therefore, Company will not be responsible for processing Customer’s Records for services provided prior to the LECs removing their regulatory edits and screens from their billing systems.

(c) Authorized Charges: Customer will submit Records to Company only for services that have been properly authorized by End Users, as described in Exhibit “G.” Customer agrees to cancel services for End Users that request cancellation. Customer certifies that its Records are supported by a valid LOA. Customer agrees to timely provide Company with a valid 39 record (containing authorization information) for each Record submitted.

(d) Validation: Customer will validate all collect, third party and LEC calling card billed Records using the LECs’ LIDBs (Line Information Data Bases) or other alternative validation method that complies with applicable rules, regulations and laws and is acceptable to the LECs and Company. If Company determines that Customer has not properly validated such Records, then

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

Company will have the right, but not the duty, to validate such calls at Company’s then applicable validation fee or to reject such Records.

(e) Completed Calls: Customer warrants that it is in compliance with the FCC’s order to determine call connection using hardware or software “answer detection.” Customer further agrees that it will submit to Company only those Records for calls that represent valid, completed calls as defined in Exhibit “D.”

(f) Aged Records: Customer will not submit Records to Company that are more than one hundred twenty (120) days old or that exceed the “age of toll” acceptable by the LECs, whichever is less.

(g) Minimum Transmission Volumes: Customer will not submit to Company less than [*] in Company Processing Fees per Library Code in any single transmission.

(h) Review of Reporting: Customer will be responsible for reviewing all reports and notices generated by ARRS, ARRS user manuals and other information posted to any bulletin board or internet service maintained by Company, transmitted by e-mail, mail or otherwise by Company, and for notifying Company of any inaccuracies within ninety-one (91) days of the date such information is made available to Customer. Failure to notify Company of any inaccuracies within such time period will constitute acceptance thereof. Such reporting will be made once under this Agreement. If Customer requests additional copies of electronic reports, or requests that electronic reports be produced in printed form, Customer agrees to pay Company’s then prevailing rates for such additional reports. Additional charges will be incurred if information has to be retrieved from archives. Such fees also will apply to material compelled to be produced in response to first-party or third-party requests, including those of regulatory or law enforcement bodies or judicial rules, orders or subpoenas. Company provides reports, notices, user manuals and individual training to assist Customer. New customers should attend training on Company’s systems and reporting methods at Company’s headquarters within one hundred eighty (180) days of the Effective Date.

(i) Objectionable Content: Customer agrees, as a condition of Company’s performance under this Agreement, that Customer will not submit for processing under this Agreement Records that contain or refer to matters that are harmful, damaging or against public policy, including, but not limited to, products or services that:

(i) Explicitly or implicitly refer to sexual conduct;

(ii) Contain indecent, obscene or profane language;

(iii) Allude to bigotry, racism, sexism or other forms of discrimination;

(iv) Are of a violent nature;

(v) Through advertising, content or delivery, are deceptive, or may take unfair advantage of minors, the elderly or the general public;

(vi) Are publicly accessible, multi-party connections commonly known as “gab” or “chat” services;

(vii) Are offered by Customer or its agents using box, sweepstakes or contest-type entry forms;

(viii) Are offered by Customer or its agents using negative option sales offers;

(ix) Are 800 pay-per-call services;

(x) Are collect callback services;

(xi) Are phantom billing (i.e., charging for calls never made or services never provided);

(xii) Have not been properly authorized by End Users, or that Company determines in its sole discretion based upon its applicable LEC Agreements, have had excessive Customer Service or adjustments associated with such services; provided, however that Company will work with Customer to the extent practicable to Company to assist Customer in addressing any such Customer Service issues;

(xiii) Are prohibited by federal, state or local rules, regulations and laws, Tariffs or the Coalition Guidelines;

(xiv) Individual LECs exclude from the types of services or products for which their policies permit them to bill and collect or that Company believes, in its sole discretion will jeopardize its LEC Agreements; or

(xv) Company determines, in its sole discretion based upon Company’s applicable LEC Agreements or applicable rules, regulations or laws, to be deceptive or anti-consumer.

Notwithstanding any other provision of this section, the parties acknowledge that Company has no reasonable means of determining the validity of or authorization for Records sent to Company for processing under this Agreement, and that Company therefore strictly relies upon Customer to forward only valid and authorized Records that can be, if necessary, substantiated in a court of law or to a regulatory body. Customer warrants and represents, when submitting Records to Company, that such Records are true and correct and accurately reflect proper charges legally owed by Customer’s End User. Company may, at any time during the Term, cease providing services under this Agreement immediately

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

[*]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

upon notice to Customer as a result of a violation of this paragraph; provided, however, that Company will provide Customer with prior notice of such cessation of services to the extent prior notice is practicable to Company.

(j) No Other Billing Arrangement: Customer warrants that the Records submitted and to be submitted by Customer to Company pursuant to this Agreement are owned by Customer and not subject to any Claims, are not and will not be subject to any other billing and collection agreement, have not been billed previously by any method and will not be billed by Customer or another party following their submission by Customer to Company. Notwithstanding the above, at Customer’s option. Customer may re-bill Company Rejected Records or LEC Rejected Records after the deficiency has been corrected, either through Company or through alternative collection efforts. With the exception of LEC Adjustments and the exceptions noted herein, Customer may not initiate secondary collection efforts for any Records that have billed through the LECs. Customer has made a reasonable investigation and is not aware of any impediment to its entering into this Agreement.

(k) LEC Billing Compliance: Customer will conduct business in accordance with all policies and guidelines of those LECs responsible for billing and collecting Customer’s Qualifying Records.

(l) Company Anti-Cramming Consumer Protection Standards of Practice: Customer will comply with the Company Anti-Cramming Consumer Protection Standards of Practice set forth in Exhibit “G” of this Agreement and the Coalition Guidelines, as they may be revised from time to time upon at least thirty (30) days’ advance written notice to Customer, if such advance written notice is practicable to Company.

(m) Payment of Amounts Due Company: Customer will pay to Company any amounts determined by Company to be due Company by Customer under this Agreement or any other agreement between the parties within thirty (30) days of the date of invoice by Company. Time is of the essence for such payments. Company may offset any amounts Customer or its affiliates owe Company or its affiliates under this Agreement or any other agreement between the parties without notice. After a period of thirty (30) days from such invoice date, interest on unpaid balances will accrue at the lower of eighteen percent (18%) per annum or the highest legal rate allowed by law. Customer further agrees that timely payment of all amounts due Company will be its sole responsibility.

SECTION 5. TERM OF AGREEMENT.

The initial term of this Agreement will begin on the Effective Date and will continue in full force and effect for a period of one (1) year (“Initial Term”) unless terminated in accordance with the terms of this Agreement. Following the Initial Term, this Agreement will renew automatically for successive periods of one (1) year (“Renewal Term”) unless terminated by written notice of non-renewal from either party delivered at least ninety-one (91) days prior to the scheduled expiration date. The Initial Term and Renewal Terms will constitute the “Term.”

SECTION 6. LEC RELATED PAYMENTS, FEES AND ASSESSMENTS.

(a) Payment by LECs: Each LEC makes payments to Company for Qualifying Records purchased from Company in accordance with the LEC Agreement. Company will not be responsible for payment to Customer of any funds collected by a LEC but not distributed to Company. Nothing in this Agreement shall be deemed to preclude Customer from pursuing resolution with a LEC regarding any funds collected by a LEC but not distributed to Company; provided, however that Company will not assist Customer in any way with such pursuit.

(b) Amount Distributed by LECs: Customer acknowledges that each LEC distributes to Company the gross amount of Qualifying Records purchased by the LEC and then the LEC or Company deducts the then-applicable Assessments.

(c) Assessments: Customer acknowledges that Company is and will be bound by the terms of the LEC Agreements with respect to each LEC’s right to deduct or to reduce its collectible funds for (i) the amount of LEC-related fees and costs associated with processing Customer’s Qualifying Records, a recent list of which has either been disclosed or made available to Customer (subject to change without notice to Customer), (ii) any Short-term Dilution, (iii) any Post-billing Adjustments or Credits, (iv) any reserve for anticipated Bad Debt (“Bad Debt Reserve”), (v) any periodic reconciliation between the Bad Debt Reserve and the actual Bad Debt realized by the LECs (“Bad Debt True-up”), and (vi) any other related Assessments. In addition, Customer will be responsible for any data transmission, data transmission correction, or distribution fees incurred in the delivery or receipt of Customer’s Records to and from Company and for any other charges related to billing and collecting Customer’s Records. Customer further agrees that payment of all amounts described in this Section 6.(c) will be its sole responsibility and that Company may withhold such amounts from payments to Customer. Should such amounts exceed the amounts due Customer, such amounts will be due and payable by Customer to Company in accordance with Section 4.(m).

(d) Bad Debt Reserve: Company will hold back or cause the LECs to hold back an amount estimated to be sufficient to set off any Bad Debt that

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

may be determined after the date Company makes its payment to Customer for Customer’s Qualifying Records billed and collected by the LEC. Any Bad Debt Reserve withheld by the LEC generally will be passed through to Customer on the same percentage or the same amount as Company was assessed by the individual LECs. However, once sufficient data becomes available to Company to enable Company to determine a specific Bad Debt history attributable to Customer, the Bad Debt Reserve may be increased or decreased, as the case may be, based on Customer’s historical Bad Debt amounts, Customer Service, adjustment levels, and other factors, or the LEC amount, whichever is higher. A schedule setting forth the past twelve months’ average Bad Debt Reserve by each LEC will either be disclosed or made available to Customer.

(e) Monthly LEC Bad Debt True-up: Usually between six and eighteen (6-18) months after Company submits Customer’s Qualifying Records to the LECs for billing and collection, the LECs and Company will determine the actual amount of Bad Debt and true up the difference between this amount and the Bad Debt Holdback Reserve. Company will provide Customer monthly reports on Bad Debt True-ups for these differences. If the amount of these true-ups is positive, Company will remit such amount to Customer on a regularly scheduled payment date that is reasonably practicable to Company after Company receives the true-up amount from the LECs. If the amount of these true-ups is negative, Company will collect such amounts from Customer in accordance with Section 4.(m).

(f) Customer Service: Customer understands that each LEC has its own policies regarding assessment of credits, fees and penalties for Customer Service, in addition to those covered by rules, regulations, laws and the Coalition Guidelines, and Customer agrees to be bound by such policies and to pay such credits, fees and penalties in accordance with Section 4.(m).

(g) Allocation Method: Customer acknowledges that Company is unable to fully document or match all Assessments to specific customers and that Company will use an allocation method for such Assessments to determine amounts due under this Agreement when Customer-specific information is not matched or available from the LECs.

SECTION 7. COMPANY RELATED ASSESSMENTS.

(a) Assessments. In addition to the LEC Assessments set forth in Section 6, Customer agrees to pay to Company, and Company may deduct from any amounts received by the Company from the LECs on behalf of Customer, the following Company Assessments:

(i) A billing and information management service fee (“Company Processing Fee”) for each Qualifying Record submitted to the LECs for billing and collection by Company, as specified in Exhibit “C.” Records rejected by the LECs, through no fault of Company, and Records that are resubmitted to the LECs, will be charged the Company Processing Fee;

(ii) A Basic Customer Service Fee as specified in Exhibit “C”;

(iii) Any credit amounts refunded to End Users by Company’s Customer Service, along with any LEC charges associated with making such refunds to End Users;

(iv) A charge, as specified in Exhibit “C,” for any submission of Records that contains less than the minimum volume requirements of Company for each Library Code;

(v) An initial set-up fee, as described in Exhibit “C,” for Company’s ARRS;

(vi) An Additional Customer Identification Code (subCIC) Fee, as described in Exhibit “C”;

(vii) Any credits, fees and penalties that may result from Company or LECs addressing inquiries from various regulatory or law enforcement bodies;

(viii) Any Customer Service functions (other than Customer Service specifically covered by Exhibit “F’) or special programming tasks will be handled on a time and cost basis at the then current rate; however, Customer may request to negotiate the time and cost basis rate at the time such function or task is requested by Customer,

(b) Reserves and True-ups for Short-term Dilution. Company will reserve an amount for Short-term Dilution based upon Customer’s prior history pertaining to Short-term Dilution. Company may recalculate Customer’s historical experience quarterly from its prior three months’ results. Until such history can be determined for Customer, Company will reserve one and one-half percent (1.5%) from the amount due to Customer. Company and Customer will conduct a review together of the reserve for Short-Term Dilution nine (9) months after the Effective Date of this Agreement. Company may adjust the reserve and Company then will return excess amounts to Customer or withhold additional amounts as may be required to satisfy these liabilities from the amounts due to Customer.

(c) Collateral. As collateral for all obligations now existing or hereafter arising from

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

Customer to Company, Customer hereby grants to Company a security interest in all the following property of Customer, whether now owned or hereafter acquired or created, and all proceeds and products thereof:

(i) All amounts paid, and all amounts owing, by each LEC to Company on accounts of Customer’s Qualifying Records;

(ii) All accounts owing from an End User to Customer arising from services which give rise to Customer’s Qualifying Records;

(iii) ALL rights of and proceeds due Customer relating to all billing and collection, record processing, operator services and related communications services agreements;

(iv) All amounts deposited by Customer with Company pursuant to paragraph 13.(b) hereof;

(v) All amounts owing and all amounts to be owing from Company to Customer; and

SECTION 8. PAYMENTS TO CUSTOMER.

(a) Determination of Amount Due Customer: Company will determine the estimated amount collected by each LEC for Customer’s Qualifying Records and deduct all assigned and allocated Assessments and Taxes of the LECs and Company. If the amount due Customer is not sufficient to satisfy these Assessments, then Customer will pay the difference to Company in accordance with Section 4.(m).

(b) Payment Schedules: Company will advance to Customer the estimated amount determined under paragraph 8.(a) above on the first Tuesday following the expiration of seven (7) Business Days after receipt and reconciliation by Company of funds from a LEC for Customer’s Qualifying Records (“Payment Date”); provided, however, that if Customer is the subject of a bankruptcy proceeding; has a receiver, trustee or custodian appointed over substantially all of Customer’s assets; fails to make any deposit required by paragraph 13.(b); submits Records, the dollar value of which does not exceed estimated Assessments; or if Company has reasonable grounds to believe that Assessments may exceed any amount owing or to become owing from Company to Customer, Company may, within Company’s reasonable business judgment, withhold payments to Customer or Company may make payments to Customer in accordance with Section 13.(b). If the amount owing to Customer is determined to be insufficient to satisfy these Assessments, then Customer will pay the difference to Company in accordance with Section 4.(m).

(c) Method of Payment: Company will make all advance payments and final payments due Customer using ACH wire transfer on the Payment Date as described in Section 8.(b) herein.

(d) Accounting for Funds: Funds received from the LECs for Customer’s Qualifying Records, less applicable Assessments, will be deposited and held by Company in a common account until such time as the amount determined to be due Customer is paid. Company will maintain an accounting via the ARRS of the balance owing or to be owing by Company to Customer of such amounts deposited and held by Company.

SECTION 9. TAXES.

(a) Calculation of Communications Taxes: Customer acknowledges that it is responsible for compliance with all taxing requirements. Customer will promptly notify Company of any tax or any other tax-like surcharges and the associated rates that apply to Customer’s Records in any specific jurisdiction and indicate such on each Record submitted to Company. Either Company or the LECs will use reasonable efforts to assist Customer in calculating the following taxes that may be applicable to MTS calls: federal excise tax, any state and local sales taxes, gross receipts tax or tax-like charges, foreign intrastate tax, any state or federal universal service taxes or assessments, and any other standard toll communications sales or use taxes (“Taxes”). Any error by Company or the LECs in calculating the applicable Taxes will not relieve Customer or End Users of their responsibility to pay all applicable Taxes.

(b) Billing and Collection of Taxes: Company will use reasonable efforts to cause the LECs to bill End Users for Taxes when Customer provides taxing information. Customer acknowledges that Company is merely arranging for the billing and collection of Taxes, and in no event will Company be entitled to retain or receive from Customer, or from any End User, any statutory fee or share of Taxes to which the person collecting the same may be entitled under applicable law to the extent permitted by law. Notwithstanding the above, Company may retain any sales tax discount or reasonable administrative fees to cover Company’s administrative costs.

(c) Tax Exempt Status for End Users: Company will have the authority, on behalf of Customer, to authorize the LECs to calculate Taxes and establish the tax exempt status of End Users in the same manner as the LECs calculate Taxes and establish such status for their End Users. If Customer’s Records are exempt from Taxes or tax-like charges, Customer will so indicate on each Record submitted to Company.

(d) Filing and Payment of Taxes: Based upon information calculated by Company or received from the LECs with respect to Taxes assessed, billed and collected by the LECs, Company will assist Customer in

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Company	Customer

preparing and will file, on behalf of Customer where permitted, with the applicable taxing authorities returns covering Taxes, and will, on behalf of Customer, but only to the extent of amounts otherwise owing from Company to Customer, advance and remit to such taxing authorities all Taxes owed thereto. Customer acknowledges that Company is required by some states to provide an affidavit, executed by Customer, that allows Company to file and remit the applicable taxes on Customer’s behalf; therefore, Customer will return the “Authorization to Act as Customer’s Agent for Certain Tax Matters” form to Company upon Company’s request. Upon written request, Company will provide to Customer copies of any and all tax returns and other applicable information relating to the payment of Taxes by Company within thirty (30) days after being filed.

(e) Hold Harmless: Customer will indemnify and hold Company and its employees, agents and representatives harmless from and against any Claim EVEN IF CAUSED, IN WHOLE OR IN PART, BY COMPANY’S OWN NEGLIGENCE, BREACH OF CONTRACT OR OTHER MISCONDUCT, EXCLUDING GROSS NEGLIGENCE AND INTENTIONAL MISCONDUCT (including, without limitation, reasonable attorneys’ fees and expenses and court costs) relating to or arising out of any Taxes, penalties, interest, additions to tax, computations of tax, surcharges or other amounts that Company may be subject to or incur on behalf of Customer. Company agrees to assist Customer with tax audits related to this Section, and Customer shall give Company the option to participate in such audits. Even if Company or its representatives assist Customer with such audits, Company shall have no liability to Customer relating to any tax assistance provided to Customer under this section.

(f) Billed Taxes: Customer will be responsible for the payment of any additional Taxes or tax-like charges, excluding federal and state income Taxes, assessed against Company based on the revenues collected by Company for Customer’s Qualifying Records (“Billed Taxes”).

(g) Calculation of Special Taxes: Customer will be responsible for calculating and adding to the charge amount in all Records, prior to submission, those Taxes specifically applicable to Customer’s Enhanced Telecommunications Services (“ETS”) other than the standard communications taxes described in Section 9.(a) herein (“Special ETS Taxes”).

(h) Filing and Payment of Special ETS Taxes: Customer will prepare, file and pay in a timely manner all Special ETS Taxes due and owing to the applicable taxing authorities. At Company’s written request, Customer will provide Company with copies of any and all tax returns and other applicable information relating to the calculation, application and payment of Special ETS Taxes.

SECTION 10. PROTECTION OF CONFIDENTIAL INFORMATION.

As used herein, “Confidential Information” will mean (a) proprietary information, (b) information marked or designated by either party, in good faith, as confidential, (c) information otherwise disclosed in a manner consistent with its confidential nature, (d) the terms and conditions of this Agreement and (e) information of one party submitted to a second party, whether or not in written form and whether or not designated as confidential, that is known or should reasonably be known by the other party as being treated as confidential. The parties acknowledge that, as a result of the provision of services pursuant to this Agreement, Confidential Information that may be confidential or proprietary to each party must or may be disclosed to the other. Each party hereby agrees that it will make no disclosure of Confidential Information provided under this Agreement without the prior written consent of the other party. Additionally, each party will restrict disclosure of such information to its own employees, agents or independent contractors to whom disclosure is reasonably required. Such employees, agents or independent contractors will use reasonable care, but not less care than they use with respect to their own information of like character, to prevent disclosure of any Confidential Information. Nothing contained in this Agreement will be considered as granting or conferring rights by license or otherwise in any Confidential Information disclosed. Notwithstanding the forgoing, Company may, in its sole discretion, without notice or written consent of Customer, disclose information, including Confidential Information, to any state or federal regulatory or law enforcement agency requesting information; provided, however, that Company shall provide Customer with prompt prior written notice of such requirement or request for disclosure, unless such notice is legally restricted by the requesting entity.

SECTION 11. EXCUSED PERFORMANCE.

Except for payment of obligations or compliance with applicable rules, regulations and laws, Customer will be excused from performance, and will have no liability for failure to perform, for any period and to the extent that it is prevented, hindered or delayed from performing any services or other obligations under this Agreement, in whole or in part, as a result of acts, omissions or events beyond the reasonable control of Customer. Company will be excused from performance, and will have no liability for failure to perform, for any period and to the extent that it is prevented, hindered or delayed from performing any services or other obligations under this Agreement, in whole or in part, as a result of acts,

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Company	Customer

omissions or events beyond the reasonable control of Company, including by way of illustration and not limitation, acts or omissions of Customer or the LECs, third party nonperformance, failure or malfunction of third party computer or communications hardware, equipment or software, breach or other nonperformance by Company’s vendors and suppliers, strikes or labor disputes, riots, war, terrorist acts, fire, acts of God or governmental laws and regulations.

SECTION 12. LIMITATION OF LIABILITY AND INDEMNITY.

(a) Company makes no warranties or representations regarding its services except as specifically stated in this Section 12.(a). Company will use due care in processing all work submitted to it by Customer and agrees that it will, at its expense, correct any errors that are solely due to errors by Company’s employees or agents (“Error Correction”). Error Correction will be limited to reprocessing Customer’s Records. Company will not be responsible in any manner for failures of, or errors in, proprietary systems and programs, nor will Company be liable for errors or failures of Customer’s software or operational systems. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES. AND CUSTOMER HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO. ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions by Company with respect to the Qualifying Records being processed and being submitted to the LECs for billing and collection, Company’s liability will be limited to using reasonable efforts to correct such failure. In no event will Company be liable to Customer or any third parties (including Customer’s End Users) for any Claim, even if Company has been advised of the possibility of such Claim.

(b) Due to the nature of the services being performed by Company, Customer agrees that in no event will Company be liable for any Claim caused by Company’s performance or failure to perform hereunder that is not reported by Customer in writing to Company within one hundred and eighty (180) days of such performance or failure to perform.

(c) Customer will indemnify and save harmless Company from and against any Claim asserted against Company by third parties arising from or related to Customer’s provision of the services provided under this Agreement. Should Customer act as an agent for a third party and forward billing to Company or should Customer purchase billing from a third party and forward such billing to Company, Customer shall remain solely responsible to and for such third parties. Customer agrees to protect, indemnify and hold harmless Company for any and all claims by third parties regarding such third parties’ billing forwarded to Company by Customer. Customer also will indemnify and save harmless Company from and against any Claim asserted against Company by third parties and any assessments or fines levied against Company by any state or federal agency or law enforcement officer, plus any attorneys’ fees and expenses (including in-house legal services), arising from or related to any charges submitted by Customer, including without limitation, for unauthorized charges or false or inaccurate information provided by Customer to Company, or any failure of Customer to comply with legal or regulatory requirements, the requirements set forth in Exhibit “G” of this Agreement or the Coalition Guidelines. THIS INDEMNITY IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED OR PROVED THAT ALL OR SOME OF THE DAMAGES BEING SOUGHT WERE CAUSED AS A WHOLE OR IN PART BY ANY ACT, OMISSION, NEGLIGENCE, BREACH OF CONTRACT, VIOLATION OF STATUTE OR COMMON LAW, BREACH OF WARRANTY PRODUCT DEFECT, STRICT LIABILITY OR ANY OTHER CONDUCT WHATSOEVER OF THE COMPANY, EXCLUDING GROSS NEGLIGENCE AND INTENTIONAL MISCONDUCT.

(d) Notwithstanding anything to the contrary in this Agreement, the liability of Company in any and all categories and for any and all Claims arising out of this Agreement or out of any act or omission relating thereto will, in the aggregate, not exceed three (3) month’s average of Company’s Processing Fees charged to Customer over the twelve (12) months preceding the date on which the damage or injury is alleged to have occurred; provided, however, that if this Agreement has not been in effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this Agreement has been in effect; and further provided, however, that the aggregate liability cap shall be raised to no more than the total of Company’s Processing Fees charged to Customer over the twelve (12) months preceding the date on which the damage or injury is alleged to have occurred for those specific acts of gross negligence and intentional misconduct relating to record processing and no others. WITHOUT IN ANY WAY LIMITING THE APPLICATION OF THIS SECTION, THE RIGHT TO RECOVER DAMAGES UNDER THIS PARAGRAPH CONSTITUTES CUSTOMER’S EXCLUSIVE ALTERNATIVE REMEDY IN THE EVENT THAT THE ERROR CORRECTION DESCRIBED ABOVE OR ANY OTHER CONTRACTUAL REMEDY FAILS OF ITS ESSENTIAL PURPOSE.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

(e) Under no circumstance will Company be liable to Customer for special, incidental, indirect, consequential or punitive, exemplary or additional damages, including, but not limited to, any lost profits or revenues.

(f) The limitations on liability set forth herein shall not apply to personal injury, bodily injury or death or loss of or damage to tangible property.

SECTION 13. EXPIRATION OR TERMINATION.

(a) Payment Upon Expiration or Termination: Upon the expiration or termination of this Agreement for any reason, each party agrees to satisfy, when or before due, their payment obligations under this Agreement.

(b) Deposit for Charges: Customer acknowledges that certain Assessments and any other related charges are not determined by the LECs or Company for a period of up to eighteen (18) months after the final processing of Customer’s Records. Customer further acknowledges that payment of these amounts to Company will be its sole responsibility. At the expiration or termination of this Agreement for any reason, Customer will deposit with Company an amount equal to two and one-half percent (2.5%) of the amount of Customer’s gross billings through Company for the prior twelve (12) month period, or such other amount necessary to satisfy such Assessments as determined by Company, in its sole discretion based on Company’s reasonable business judgment regarding Customer’s prior history and the regulatory environment. Such deposited amount will be used by Company to pay Assessments. Each quarter, Company will re-examine the amount of funds deposited and make such increasing or decreasing adjustments as Company estimates may be necessary to satisfy the aforementioned Assessments. Company will provide Customer with reports reflecting Assessments attributable or allocated to Customer on the same and consistent method as Company determines such Assessments for all of its customers. Eighteen (18) months after the Term, Company will return all unused amounts to Customer.

(c) Remaining Liability: Notwithstanding the foregoing, the deposit of such amounts does not relieve or waive Customer’s responsibility and obligation to pay its obligations to Company, including, without limitation, any and all Assessments associated with billing and collecting its Records. In the event such Assessments exceed the amount of the deposit described in Section 13.(b), Customer will remit to Company such additional amounts as are required to satisfy Customer’s obligations under this Agreement in accordance with Section 4.(m).

(d) Savings Clause: Except as otherwise provided herein, expiration or termination of this Agreement will terminate all further rights and obligations of the parties hereunder, provided that:

(i) Neither party will be relieved of its respective obligations to pay any sums of money due or to become due or payable or accrued under this Agreement;

(ii) If such expiration or termination is a result of a default hereunder or a breach hereof by a party, the other party will be entitled to pursue any and all rights and remedies it has to redress such default or breach in law or equity; and

(iii) The provisions of this Agreement and each party’s obligations hereunder which by their nature or context are required or intended to survive, including but not limited to Sections 4, 6-10, and 12-29 hereof, will survive and remain in full force and effect after the expiration or termination of this Agreement.

(e) Early Termination of Extended Term Agreement: If Customer elects a multi-year Initial Term and Customer terminates or breaches this Agreement before the expiration of the full Initial Term, Customer will pay Company for all Records processed during the Term, at the one-year Company Processing Fee rates set forth in Exhibit “C,” plus ten percent (10%), in accordance with Section 4.(m).

SECTION 14. DEFAULT AND REMEDIES.

(a) Default: Either party will be in default hereunder if it:

(i) Fails to make any payment specified hereunder when or before due and such failure continues for five (5) Business Days after the effective date of written notice;

(ii) Breaches any other covenant or undertaking contained in this Agreement and fails to remedy such breach within thirty (30) days after written notice thereof from the non-defaulting party describing the relevant circumstances alleged to constitute a breach hereunder (including the specific Section of this Agreement alleged to be breached), unless this Agreement specifically provides otherwise;

(iii) Is in default of any of the provisions of Addendum A or B and such failure continues for ten (10) Business Days after the effective date of written notice, which such notice shall contain all relevant circumstances of such default;

(iv) Submits Records to Company for services that have not been properly authorized by End Users;

(v) Submits Records to Company that Company believes, in is sole discretion

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

based upon its applicable LEC Agreements, generate excessive Customer Service;

(vi) Files, or there is filed against it, any voluntary or involuntary proceeding under the Bankruptcy Code, insolvency laws or any laws relating to relief of debtors, adjustment of indebtedness, reorganizations, compositions or extensions, makes an assignment for the benefit of creditors, dissolves, declares that it is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature or if a receiver, trustee or custodian is appointed over, or an execution, attachment or levy is made upon, all or any material part of the property of such party;

(vii) Attempts to assign its rights and obligations under this Agreement without the prior written consent of Company as may be required by Section 15 of this Agreement; or

(viii) Fails to comply with any of the obligations set forth in Exhibit “G” to this Agreement.

(b) Remedies: In the event of any default hereunder, and in addition to any other remedies it may have under this Agreement, the non-defaulting party will have the following rights and remedies:

(i) To terminate or cancel this Agreement, subject to the provisions of Section 13.(d), by giving written notice thereof to the defaulting party;

(ii) To declare all amounts due under this Agreement from the defaulting party to the non-defaulting party to be immediately due and payable, including attorneys’ fees, costs and expenses (including in-house legal services) incurred or that may be incurred in the collection of such amounts;

(iii) Company may withhold, set off and retain, until all obligations of Customer to Company have been satisfied in full, any and all amounts that may otherwise be due and payable to Customer or any affiliates of Customer under this Agreement or any other contract with Company and apply such amounts to any balance due or to become due from Customer to Company;

(iv) Company or Customer may suspend its performance of this Agreement immediately upon notice (as described in Section 14(a)(ii)) to the other if the other party is in breach or default of this or any other agreement between the parties;

(v) All rights and remedies allowed by the applicable Uniform Commercial Code except as limited by Section 12 above;

(vi) All other rights and remedies allowed by this Agreement and under applicable law except as limited by Section 12 above; and

(vii) All rights and remedies will be cumulative and can be exercised separately or concurrently.

SECTION 15. ASSIGNMENT.

(a) Neither party will assign any right or obligation under this Agreement without the other party’s written consent. Any attempted assignment will be void.

(b) Assignment to Affiliates: Notwithstanding Section 15.(a), Company or Customer may assign this Agreement, in whole or in part, to:

i) A parent corporation;

ii) Any company into which Company or Customer may merge or consolidate or that acquires substantially all of its assets or stock; or

iii) A wholly owned affiliate of the parent corporation that is of a financial standing equal to or greater than that of the assignor.

Any assignment under this subsection (b) shall not require the consent of Company or Customer, but the assigning party shall provide written notice to the other party to this Agreement within thirty (30) days of such assignment.

(c) Generally: All rights, obligations, duties and interests of any party under this Agreement will inure to the benefit of and be binding on all successors in interest and assigns of such party and will survive any acquisition, merger, reorganization or other business combination to which it is a party. Company, in its sole discretion, may cancel this Agreement for its convenience within 90 days’ notice of a change of control of Customer or Customer’s assignment to a non-affiliated successor.

SECTION 16. NOTICES AND DEMANDS.

Except as otherwise provided in this Agreement, all notices, demands and requests given by any party to the other party will be in writing and be deemed to have been duly given on the date: (i) delivered in person, and for which a receipt for such delivery will be obtained; (ii) of the return receipt for those sent postage prepaid in the United States mail via Certified Mail, Return Receipt Requested, or three (3) Business Days after being mailed by regular mail; (iii) received from a national overnight delivery service; (iv) sent by facsimile transmission to the recipient’s facsimile machine, provided that the receiving machine delivers confirmation to the sender and receipt is verified by telephone, with an extra copy immediately following by first-class mail; or (v) notice is

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

posted and made available to Customer through electronic media as described in Section 3.(g) or to Customer’s designated e-mail address. Such notice shall constitute written notice. Customer assumes the duty to check such media on a regular basis. The following addresses shall be used for the respective forms of notice and may be changed by giving notice.

If to Company:

Enhanced Services Billing, Inc.

Attention: President

7411 John Smith Drive, Suite 200

San Antonio, Texas 78229-4898

Telephone: (210) 949-7000

Fax: (210)949-7100

With a copy to: General Counsel, by certified mail to the above address.

If to Customer:

CallWave, Inc.

136 West Canon Perdido Street

Santa Barbara, California 93101

Attention:

Telephone: (805) 690-4000

Fax: (805) 690-4200

E-mail Address:

With a copy to: General Counsel, by certified mail to:

Michael E. Pfau, Esq.

Reicker, Pfau, Pyle, McRoy & Herman LLP

1421 State Street, Suite B

Santa Barbara, CA 93101

Telephone: (805) 966-2440

Fax: (805) 966-3320

SECTION 17. NO THIRD-PARTY BENEFICIARIES.

This Agreement will not provide any person or entity not a party to this Agreement with any remedy, claim, liability, reimbursement, cause of action or other right.

SECTION 18. EMPLOYEES.

Customer acknowledges that Company’s success in its industry is largely dependent on the performance of its personnel and that Company expends substantial resources in connection with employment and training. Accordingly; Customer will not knowingly hire or retain, either as an employee or contractor, any person who was a Restricted Employee of Company at any time during the twelve (12) month period preceding such hiring or retention without the advance written consent of Company. A “Restricted Employee” of Company is any employee or third party contractor of Company that has signed a non-competition or restrictive covenant, except a member of the clerical staff. This undertaking by both parties will be deemed an essential element of this Agreement and will survive its termination.

SECTION 19. RELATIONSHIP OF THE PARTIES.

In furnishing services to Customer, Company is acting only as an independent contractor. Except as expressly set forth in this Agreement, Company does not undertake by this Agreement or otherwise to perform any obligation of Customer, whether regulatory or contractual, or to assume any responsibility for Customer’s business or operations. This Agreement will not be deemed to create a partnership, joint venture, agency or fiduciary relationship between the parties.

SECTION 20. GOVERNING LAW AND VENUE.

This Agreement will be governed and construed in accordance with the laws of the State of Texas, without regard to the choice of law rules of Texas. Except for the arbitration proceedings provided for herein, exclusive jurisdiction and venue over any and all matters of dispute arising under or by virtue of this Agreement or between the parties will rest in the state or federal courts located in Bexar County, Texas.

SECTION 21. ENTIRE AGREEMENT.

This Agreement, including all exhibits and attachments, each of which is incorporated herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous representations, understandings or agreements, whether oral or written, relating to the subject matter hereof.

SECTION 22. AMENDMENTS; WAIVERS.

This Agreement (or any part thereof, including its incorporated exhibits) may be modified or additional provisions may be added by written agreement signed by or on behalf of the parties by an authorized representative, unless, otherwise provided herein. No modification, amendment or waiver of any provision of this Agreement, including its incorporated exhibits, and no consent to any default under this Agreement, will be effective unless the same will be in writing and signed by or on behalf of the party against whom such modification, amendment, waiver or consent is claimed.

SECTION 23. SEVERABILITY.

The illegality or unenforceability for any reason of any provision of this Agreement, or any document or instrument required or referred to hereunder, shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any document or instrument required or referred to hereunder.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

SECTION 24. EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but such counterparts will together constitute but one and the same document. Facsimile copies of this Agreement are given the dignity of original documents.

SECTION 25. HEADINGS.

The headings in this Agreement are for convenience only and will not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Agreement.

SECTION 26. DISPUTE RESOLUTION.

This Section 26 governs all disputes, disagreements, claims or controversies between Customer and Company, including, but not limited to, those arising out of or related to this Agreement, tort claims and claims of violation of statutes (“Disputed Matters”). All Disputed Matters will be submitted to the following dispute resolution process:

(a) Internal Escalation. First, the Disputed Matter will be referred jointly to senior executives of each of the parties. If such executives do not agree upon a resolution within thirty (30) days after referral of the matter to them subject to the provisions of Section 14(a)(ii) of this Agreement, the complaining party will proceed to mediation as set forth below.

(b) Mediation. The complaining party may, upon written notice and within forty-five (45) Business Days after the conclusion of the internal escalation procedure, elect to have the Disputed Matter referred to non-binding mediation before a single impartial mediator to be jointly agreed upon by the parties. The mediation hearing will be attended by executives of both parties possessing authority to resolve the Disputed Matter and will be conducted no more than forty-five (45) Business Days after a party serves a written notice of an intention to mediate. Customer and Company will share equally all costs of such mediation. If the Disputed Matter cannot be resolved at mediation, the complaining party will proceed to Arbitration.

(c) Arbitration. In the event that the Disputed Matter has not been resolved through mediation within forty-five (45) Business Days after delivery of a demand for mediation pursuant to the foregoing provisions, the complaining party will submit the Disputed Matter to binding arbitration before the American Arbitration Association (the “AAA”) pursuant to its Commercial Arbitration Rules. The arbitrator(s) will have the authority to render any award or remedy allowed by law. If the amount in controversy exceeds $150,000.00, exclusive of attorneys’ fees and expenses, interest and costs, the Disputed Matter will be decided by a panel of three (3) neutral arbitrators; otherwise, all disputes will be decided by a single neutral arbitrator. Each arbitrator will be selected from the AAA’s Panel of Commercial Arbitrators, and the arbitration hearing will be conducted in San Antonio, Texas. The cost of the arbitration proceeding will be shared equally by the parties, but the prevailing party in any arbitration proceeding will be entitled to recover its reasonable and necessary attorneys’ fees, costs and expenses (including in-house legal services) incurred in connection with the arbitration. Provided that Customer continues to timely pay Company for services rendered under this Agreement and there has been no default by Customer, Company may continue to provide services during the pendency of any Disputed Matter. Neither party will, in good faith, unduly hinder the dispute resolution process

(d) Confidentiality. The parties agree to maintain the confidentiality of, and not to disclose to a third party, any information, documents or things regarding any arbitral proceeding, or disclosed in the course thereof, except as required by law, regulation, or a bona fide business purpose, and unless required in connection with an action to enforce, nullify, modify, or correct an award.

SECTION 27. ATTORNEYS’ FEES

Other than first-party disputes covered under the Dispute Resolution section above, in the event Company retains the services of an attorney (including in-house legal services) to collect or attempt to collect on any Record or any accounts receivable purchased by Company from Customer, Customer shall pay to Company attorneys’ fees (including in-house legal services), accountants’ fees, expert witness fees and other costs and expenses incurred by Company even though no suit, action or proceeding is filed. Customer further agrees to pay to Company all of the foregoing fees, expenses and attorneys’ fees incurred by Company in any bankruptcy proceeding and in appellate court relating thereto, including, without limitation, such attorneys’ fees and expenses incurred in regard to lifting or modifying the automatic stay, determining adequate protection, using of cash collateral, appointing a trustee, converting or dismissing the case, and relating to any disclosure statement and plan of reorganization. This provision does not apply to arbitration proceedings between Company and Customer.

SECTION 28. INTELLECTUAL PROPERTY.

Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license or right under any patent, trademark, trade name, copyright or other intellectual property right of either party. Each party shall retain all rights, title, interest and goodwill to its own trademarks, service marks, logos, patents and copyrights.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Enhanced Services Billing, Inc.

By:	/s/ MICHAEL SIMPSON
(signature)

Name:	MICHAEL SIMPSON
(print)

Title:	SVP + CFO

Date:	11/21/02

CallWave, Inc.

By:	/s/ DAVE HOFSTATTER
(signature)

Name:	Dave Hofstatter
(print)

Title:	President

Date:	11.18.2002

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

EXHIBIT “A”

DEFINITIONS

The following definitions are intended to supplement and define specific terms used in the Agreement.

39 Record: A record populated by Customer identifying the bill name, address and any additional information on the End User who authorized Customer’s products or services.

ARRS: Company’s Accounts Receivable Reconciliation System presently known as FASTRACK and Paradigm or BC WebTrack or any successor, as well as other information posted or delivered through other electronic media.

Assessments: LEC or Company fees, charges, chargebacks, credits, reserves, offsets, adjustments and allocations, including, but not limited to such charges and chargebacks for Short-term Dilution, Bad Debt, LEC Processing Fees, Company Processing Fees, Post-billing Adjustments or Credits, Bad Debt Reserve, true-ups and Customer Service Fees. Assessments includes, without limitation, the charges covered in Sections 6 and 7.

Bad Debt: A billed EMI Record that will not be collected from the party to whom it was billed.

BOC: Bell Operating Company.

Business Day: A day other than Saturday and Sunday or a legal holiday on which commercial banks are open in the State of Texas.

Coalition Guidelines: The Consumer Protection Standards of Practice of the Coalition to Ensure Responsible Billing (“CERB”), the terms of which have either been disclosed or made available to Customer, the current and any future terms of which are incorporated herein.

Claim: Any claim, dispute, demand, investigation, suit, loss, liability, damage, attorneys’ fees and expenses, cost, correction or expense, whether ordinary, special, consequential or otherwise, that may be asserted against any party to this Agreement. Claim includes all direct damages, including without limitation contract damages and damages for injuries to persons or property, whether arising from a breach of this Agreement, breach of warranty, negligence, strict liability or any other tort with respect to the services provided by Company hereunder.

Customer Service: Basic End User inquiry, investigation and credit or adjustment services.

EMI Billing Record: Computer readable record containing the billing data for Records, in the industry standard EMI (exchange message interface) format set forth in Exhibit “E,” for which each LEC has the capability of processing through its billing and collection systems. A Customer Service credit record submitted to a LEC by Company shall be included within this definition.

End User: A natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental agency or instrumentality, or other entity that purchases, acquires, subscribes to or uses communications products or services.

FCC: The Federal Communications Commission.

FTC: The Federal Trade Commission.

Foreign Intrastate Taxes: Those applicable taxes for Operator Services and Travel Card calls originating and terminating in the same state but billed in another state.

Independent Telephone Companies: Those LECs that are not BOCs.

Interexchange Carrier (IXC): A telephone company, other than a LEC, that can provide intraLATA (where applicable), interLATA, interstate and international telecommunications service.

LEC Agreement: Company’s agreement with an individual LEC as well as any additional terms, conditions and operating guidelines and procedures agreed to by the parties or imposed by the LEC, the current and future terms of which are incorporated herein.

Library Code: An accounting identification code assigned exclusively to Customer by Company that Customer encodes within each Record submitted to Company and that is used to account for Customer’s funds and Assessments.

LOA: Letter of Authorization or other valid form of authorization either written or in electronic form from the End User meeting the requirements of applicable rules, regulations and laws and the specifications set forth in Exhibit “G” for all products and services, excluding operator and dial around products and services.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

EXHIBIT “A”

DEFINITIONS

LEC or Local Exchange Carrier: Any incumbent (ILEC), competitive (CLEC) or alternate local exchange carrier providing local access telephone services with whom Company has entered into a billing and collection agreement. A current list of LECs is attached as Exhibit “B.” Customer acknowledges that the list of LECs may change from time to time without notice. A LEC also may be referred to as a Billing Telephone Company (“BTC”).

Post-billing Adjustment or Credit: Credit or rate adjustment applied to an End User’s account by the LEC or by Company.

Qualifying EMI Billing Record: Enhanced Telecommunications Services (ETS) that are not of objectionable content as set forth in the Customer’s Obligations section of this Agreement and that pass Company’s edits and data transmission corrections. The parties agree to amend or supplement these service descriptions from time to time to conform to changes in business circumstances or regulatory requirements. Company’s agreement to bill new or additional ETS will be at its election.

1. “900 Services” are any information services offered by Customer to an End User using the 900-service access code (SAC) or dialing pattern.

2. “Audiotex Gateway” is a communications system in which an End User can selectively access remote information services. End Users can interact with the system to select desired services and specific information sources. Ordinary push-button telephone instruments are the devices typically used to interface with the Public Switched Telephone Network (PSTN) and Information Providers’ services.

3. “Electronic Messaging/E-Mail” is the process of sending and receiving “objects” electronically. An object consists of a data structure and well-defined procedures that can operate on the data. Types of objects that can be exchanged include text messages, business documents, files, computer application software and still-frame pictures or images.

4. “Facsimile (FAX) Service” is a system used for transmitting images (e.g., printed copy, pictures, maps, diagrams, etc.). The images are scanned at the transmitter (i.e., originating) end and reconstructed at the receiving station. Such system usually employs the PSTN to transmit between the originating and terminating locations.

5. “Information Service” is any service whereby audio, video, computer readable or hard copy information is requested or provided using the PSTN.

6. “Internet Service” is any service which provides End Users a means to access and utilize the networks commonly known as the “Internet,” including, but not limited to, all related services and enhancements such as electronic mail, UseNet news and FTP file transfer capabilities.

7. “Paging” also referred to as “radio paging,” “pocket paging” or “beeper service” is a one-way radio transmission service in which a portable radio receiver capable of recognizing a radio signal specifically addressed to it is used to locate or alert a subscriber by a variety of methods including audible tones, vibration, visual display or audible voice message.

8. “Pay-Per-Call Service” is a service whereby an End User is charged a “per-call” or “per-time” interval fee that is greater than or in addition to the normal transmission cost of the PSTN call for the delivery of an ETS.

9. “Special Purpose MTS” is a toll call placed using the PSTN at the tariffed rate placed for the primary purpose of obtaining advertised or marketed information and not the transmission or call itself.

10. “Telegram” is a telegraphic dispatch transmitted or received using an apparatus, system or process for communication at a distance by coded signals and shall not include any goods or services associated with or delivered with a telegram.

11. “Video Conferencing” is the process of connecting two or more stations simultaneously in such a manner that each station user is capable of viewing users at the other remote stations in addition to carrying on audio or voice communications.

12. “Voice Messaging/Voice Mail” is the process of recording, translating and delivering voice messages carried over the PSTN to an End User and providing the ability for an End User to access an optional voice message recording facility and leave a message for another End User.

13. “Voice Store and Forward” is the process of recording and storing a message carried over the PSTN that will be

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

EXHIBIT “A”

DEFINITIONS

delivered to a specific terminal point on a predetermined schedule.

RBOCs: Regional Bell Operating Companies.

Short-term Dilution: Those EMI Billing Records that pass Company’s edits and screens and are submitted to the LECs for billing and collection but subsequently cannot be posted to an End User’s account by the LECs or are posted to the End User’s account and then adjusted by the LECs.

Tariffs: The rates, terms and conditions for providing intraLATA, interLATA (intrastate), interstate and international communications services as authorized and filed with the appropriate regulators, including the FCC or state and local regulatory authorities.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

EXHIBIT “B”

ESBI BILLING TELEPHONE COMPANIES

The following companies are current Billing Telephone Companies for Company:

Alltel

Ameritech

Bell South

Century Telephone

Chillicothe Telephone

Cincinnati Bell Telephone

Citizens Communications

Cox Communications

VeriSign

NECA

Nevada Bell

NIBP

Pacific Bell

QWEST

Southern New England Telephone

Southwestern Bell Telephone Company

Sprint Mid-Atlantic

Sprint North Central

Sprint Southern

Sprint Western

Stentor (Canada)

Verizon

The NPA-NXX list (ONNET File) of BTCs will be furnished to Customer periodically via ARRS. Customer acknowledges that Company has made a reasonable effort to list the current BTCs and that the list may change from time to time with out prior notice to Customer. Company will provide prior notice to Customer of any such changes if prior notice is practicable to Company; if prior notice to Customer is not practicable to Company, Company will notify Customer of any changes as soon as is practicable to Company.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

EXHIBIT “C”

ESBI PRICING

(1)	Company Processing Fees (rate per Record):

*Record Dollar Average	Monthly Record Volumes	Per EMI Billing Record Per Month
[*]	[*]	[*]

*	Pricing will be calculated by the average dollar amount per record based on all call records submitted during a calendar month.

Company Processing Fees are charged in addition to LEC Processing Fees and Assessments and LEC related payments, fees and Assessments.

(2)	Customer Service:

Should Company not transfer a Customer Service inquiry to Customer, Company will perform Customer Service in those areas where the LEC Agreements provide for such service in accordance with Company’s procedures and guidelines, which are subject to change from time to time without prior notice to Customer; provided, however, that Company will provide prior notice to Customer of any such changes if prior notice is practicable to Company. In the event that Company does not transfer a Customer Service inquiry and Company performs such Customer Service directly, Customer will be charged and agrees to pay [*] or each Customer Service inquiry performed by Company (“Basic Customer Service Fee”). In the event Company transfers a call to Customer, Customer will be charged $[*] per transfer to Customer’s toll-free number.

(3)	[*]

[*] The charge [*] [*] for the first Library Code and [*] for each additional Library Code. These set-up fees will not be charged during Renewal Terms unless additional Library Codes are added. There is currently no charge for weekly accounts receivable status updates when downloaded from [*].

(4)	Minimum Company Processing Fee per Transmission:

Because of fixed expenses associated with processing small transmissions, Company will impose a Minimum Company Processing Fee per transmission per Library Code of [*] Company will require Customer to ship a minimum of [*] Company Processing Fees each calendar month after the third (3rd) calendar month, which shall be the third month from when Customer first submits Records to Company (the ramp-up period). If Customer fails to submit sufficient EMI Billing Records to meet this requirement, Customer will be charged the [*] monthly minimum Company Processing Fee for that month.

(5)	Additional subCIC Fee:

Customer shall receive one subCIC at no charge. However, due to LEC set-up charges, Customer will be charged or each additional subCIC requested by Customer.

(6)	LEC Specific Billing Text Phrases:

For each text phrase used by Customer to identify its products and services to be billed by the LECs, Customer shall pay Company a set-up fee of [*] This set-up fee will not be charged for the first three requested text phrases or text phrases that represent fees required by laws, rules or regulations (for example, Universal Service Fund).

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

[*]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT “C”

ESBI PRICING

(7)	Customer Service and Special Programming Task Fees:

Customer will pay a time and expense rate for any Customer Service not provided herein and for any special programming tasks or requests for additional information. The current hourly rate is [*]

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

[*]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT “D”

ESBI CALL COMPLETION CRITERIA

A call is completed when some type of direct communication or hardware or software answer detection has been established between the originating person and the terminating location. Verification must be made that the receiving party or third party agrees to accept the charges for collect and third number billed calls. If automated technologies are used, the receiving party must positively acknowledge the acceptance of the call. In the case of person-to-person calls, the operator must verify that the receiving party is the person whom the originating party requested. For other direct dialed, automated calling card or operator assisted calls, the call will be considered, completed when the connection is verified by means of hardware or software detection as required by federal, state and local regulatory authorities.

In those cases where Customer cannot determine the exact time the terminating person has gone “off hook” (beginning of communication with the originating party), and federal, state or local regulatory authorities do not require hardware or software answer detection, a call will be considered to be connected if the originating and receiving parties hold the connection for more than thirty-six (36) seconds.

Customer agrees that the following maximum per-call charges apply:

Domestic 0+ and 1+	[*]
International 0+ and 1+	[*]

Calls for four hundred eighty (480) minutes (8 hours) or more are not considered valid, completed calls and will not be billed regardless of the amount of charges.

Calls to operators, customer announcements, busy signals or ringing will not be considered completed calls and will not be billed.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

[*]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT “E”

ESBI EXCHANGE MESSAGE INTERFACE (EMI) RECORDS

Subject to the terms of this Agreement, Company currently processes the following EMI billing record formats for LECs that are capable of billing and collecting for services using the following EMI billing record formats:

RECORD ID
010101	Domestic Message Telephone Service (MTS) Charge
010116	Domestic Information Provider Service Charge
010118	Domestic Specialized Service/Service Provider Charge
010132	Domestic Directory Assistance Charge
010133	Domestic Mobile Channel Usage Charge
010201	North American Originated and Billable International Charge
010501	Overseas Originated and North American Terminated Message Telephone Charge
010701	Overseas Originated and Terminated Message Telephone Service Charge
391001	Customer Name and Address Information
415001	Non-detailed Miscellaneous Credit
425001	Miscellaneous Recurring and Non-recurring Service Charge
425016	Miscellaneous Charge Information Provider Service Charge

Company reserves the right to discontinue any of these record formats at any time with out prior notice to Customer. Company will provide prior notice to Customer of any such discontinuance if prior notice is practicable to Company; if prior notice to Customer is not practicable to Company, Company will notify Customer of any discontinuance as soon as is practicable to Company.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

EXHIBIT “F”

ESBI PROCEDURES FOR CUSTOMER SERVICE

In addition to applicable rules, regulations, laws and Company’s Customer Service procedures and operating policies, the parties agree to the following Customer Service procedures:

I. For those LECs that permit Company to handle Customer Service, Company’s toll-free number will appear on the End User’s LEC telephone bill as a Customer Service inquiry number.

II. At the time of the initial call from an End User, Company’s Customer Service representative will access the End User’s account. Once the account has been accessed, the calls or charges in dispute will be determined.

III. Company reserves the right to establish standard guidelines and Customer specific guidelines for handling certain classes of inquiries to supplement its standard operating procedures (“Guidelines”). Disputes generally will be handled according to the Guidelines. The Company reserves the right to use its judgment to resolve all Customer Service. All such determinations will be final and binding on Customer. Customer will provide Company with suggested written guidelines or modifications in a timely fashion. Company reserves the right to approve, modify or disapprove of all such guidelines.

All inquiries regarding calling card disputes over [*] will be forwarded to Company’s Investigations Department. Upon determining the End User’s records in dispute, the following procedures will be followed by the Investigations Department:

(A) As deemed necessary by Company, confer with the LEC as needed to obtain pertinent information such as whether Customer was assigned the telephone number at the time of billing, etc.

(B) As deemed necessary by Company, confer with Customer to obtain pertinent information such as date service was canceled, etc.

(C) Maintain details of conversations when investigating the calls such as person’s name, complete telephone number, etc.

(D) Notify the Customer concerning disposition of the dispute via weekly WebTrack reports.

Customer understands and agrees that it is not paying an extra fee for this limited investigation and that the investigation is limited in scope.

IV. The following procedures will be utilized for credit issued through BOCs and LECs:

(A) An electronic EMI credit record will be submitted with the next credit submission.

(B) For those situations where an electronic credit cannot be submitted, an IC/EC memorandum may be mailed to the End User’s LEC for credit toward End User’s account if the credit amount is over [*]. For amounts less than [*], a check may be issued and made payable to the local telephone company, but forwarded to the End User.

The above procedures for refund checks, electronic EMI credit records and IC/EC memorandums may take up to a total of ten (10) Business Days. With the exception of LEC Adjustments or credits required by law or regulations, Customer may not initiate secondary collection efforts for any Records that have been billed by the LECs.

V. A record of all disputes and resolutions will be provided by Customer Service reports that are made available on a weekly basis to Customer through ARRS.

VI. Company reserves the right to handle all formal and informal regulatory inquiries and complaints. If Company handles these inquiries or complaints, Company will charge Customer $75.00 per inquiry or complaint. If Company forwards the inquiry or complaint to Customer for a timely response, Company will charge Customer $50.00. If the regulatory agency serves both Company and Customer, Customer is responsible for its response to the agency. If Customer is permitted to handle its own regulatory complaints, Company reserves the right to assume this function from Customer if deemed necessary to ensure proper handling and timely responses to the agency. Whether Customer or Company normally handles the complaint procedure, Company reserves the right to respond to an inquiry and to make any decisions regarding credit in response to an inquiry or complaint.

VII. Company policy regarding refunds relating to miscellaneous charges or the unauthorized switch of service is as follows:

(A) If an End User disputes a fee billed as a 42 Record (for example, a monthly recurring charge, a membership fee, etc.), Company will, to the best of its knowledge, explain the service and how the End User may have obtained the service. If the End User continues to dispute the service or states that they are refusing to pay, Company will refund the 42 Record fee.

(B) In the case of a dispute of an unauthorized switch of long distance service, not only will the charge for the 42 Record be refunded, but a rate adjustment or full credit to satisfy the End User also will be provided.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

[*]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT “F”

ESBI PROCEDURES FOR CUSTOMER SERVICE

Nothing in this Agreement will be deemed to limit remedies available under rules, regulations and laws.

(C) If the End User requests that a service be cancelled, or if LOA information is requested after a refund has been provided by Company, the End User may be referred to Customer and Company will code the account as “Canx,” “SLAM,” “CAN,” “Lcanx” or another cancellation code on the Customer Service report. Customer agrees to cancel services for End Users that request cancellation.

(D) If the End User disputes a subsequent charge after requesting cancellation of service from the Customer, credit will be provided to satisfy the End User.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

EXHIBIT “G”

ESBI CONSUMER PROTECTION STANDARDS OF PRACTICE

Customer agrees to comply with each of the following standards designed to protect consumers from cramming and other unfair billing practices. Customer also agrees to notify Company of any changes in the following information before such change occurs and to provide assurance to Company that such changes are consistent with these standards.

I.	PRESCREENING OF CUSTOMER.

On or before the Effective Date, Customer will provide the following information in writing in a document entitled Prescreening Information to Company:

(a) Customer’s corporate name and address;

(b) The names and titles of all officers and/or principals of Customer, excluding outside investors and non-executive staff;

(c) The names of other companies or entities owned or controlled by the officers or principals identified in subsection (b) above;

(d) A copy of a corporate Certificate of Good Standing or proof of partnership status;

(e) A copy of the certifications demonstrating that Customer is qualified to do business in each of the states in which Customer provides communications products or services to End Users;

(f) A statement of whether Customer, its affiliates or its officers or directors have been subject to prior conviction for fraud, or have had any billing services terminated for any reason; and, if so, providing a detailed description of the circumstances, date and person(s) or entities involved;

(g) Copies of all Tariffs in effect with any state or federal regulatory agency;

(h) The names and addresses of any telemarketing companies to be used by Customer; and

(i) The names and addresses of any third-party verification companies to be used by Customer.

Customer agrees that it will update this information within ten (10) days of Company’s request and annually.

II.	SCREENING OF PROGRAMS, PRODUCTS AND SERVICES.

On or before the Effective Date and during the Term, Customer will provide Company with copies of the following information:

(a) Relevant marketing materials used by Customer;

(b) Sample advertisements (print or media) used by Customer;

(c) Fulfillment packages sent to End Users (which must include cancellation information if not included elsewhere and a toll free Customer Service number);

(d) Scripts for both sales and validation; and

(e) Honest, clear and understandable text phrase for the telephone bill to End Users.

III.	ACCESS TO COMPLIANCE MONITORING INFORMATION.

During the Term of this Agreement, Customer will provide Company with reasonable access to information and data to enable Company to:

(a) Monitor, investigate and resolve consumer inquiries regarding Customer;

(b) Monitor, investigate and resolve consumer complaints to government agencies concerning Customer;

(c) Monitor, investigate and resolve escalated complaints by End Users to the LEC concerning Customer;

(d) Maintain up-to-date records regarding complaints and inquiries made by End Users concerning Customer;

(e) Investigate and respond to complaints and inquiries made by End Users concerning Customer;

(f) Conduct investigations with regard to complaints and inquiries made by End Users or regulatory bodies concerning Customer;

(g) Confirm authorizations provided by End Users as required herein; and

(h) Inform End Users as to how they may cancel a product or service.

IV.	AUTHORIZATIONS USED BY CUSTOMER.

On or before the Effective Date and during the Term, Customer will verify all End User authorizations to receive products or services offered by Customer through one of the following methods, subject to applicable law, and will provide such verification upon Company’s request:

(a) Recorded Independent third-party verification;

(b) Written letters of authorization or sales orders (submitted in hard copy or on-line); or

(c) Voice recordings of telephone sales authorizations.

Verification of authorization will be available from Customer for a two-year period. A valid authorization must comply with applicable federal and state rules, regulations and laws and include at least the following:

(a) The date of the authorization;

(b) The name, address and telephone number of the End User;

(c) Assurance that the End User is qualified to authorize billing for the product or service on that phone bill;

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

EXHIBIT “G”

ESBI CONSUMER PROTECTION STANDARDS OF PRACTICE

(d) A description of the product or service to be provided;

(e) A description of the applicable charges for the products or services;

(f) An explicit acknowledgment by the End User that the charges for the product or service will appear on his/her telephone bill;

(g) A toll free number that End Users may call to make inquiries concerning the service; and

(h) The acceptance by the End User of the offer.

In addition, if applicable, authorization verified by an independent third party must include:

(a) An initial statement that the purpose of the verifications is to confirm the consumer’s intention to accept the sales offer.

(b) A statement that the service provider is not affiliated with a LEC, where there is no affiliation.

(c) A unique consumer identifier.

(d) A review by third party personnel of the entire verification where the verification is automated.

An independent third party verifier must meet the following criteria:

(a) It must be completely independent of the service provider and the telemarketer.

(b) It must not be owned, managed, controlled or directed by the service provider or the telemarketer.

(c) It must not have any financial incentive in the completion of the sale.

(d) It must operate in a location physically separate from the service provider and the telemarketer.

V.	BILLING INFORMATION.

On or before the Effective Date and during the Term, Customer will provide Company or the LECs with information that will enable the billing statements to End Users to include:

(a) A clear identification of Customer name or entity;

(b) A clear description of the products or services billed;

(c) A clear identification of the charges; and

(d) A toll free number that End Users may use to make inquiries concerning products, services and rate structures.

COMPANY CONFIDENTIAL AND PROPRIETARY

Company	Customer

ESBI

ADDENDUM “B” - CUSTOMER TO PROVIDE END USER CUSTOMER SERVICE

THIS ADDENDUM is made this 21st day of November 2002 (the “Effective Date”) by CallWave, Inc. (“Customer”), a California corporation with its principal office at 136 W. Canon Perdido Street, Santa Barbara, California 93101, and Enhanced Services Billing, Inc., (“ESBI” or “Company”), a Delaware corporation with its principal office located at 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229-4898. Customer and Company, and their affiliates, are sometimes referred to as the “parties.”

R E C I T A L S

WHEREAS, on or before the date hereof, Customer and Company entered into a certain Special Enhanced Services Billing and Information Management Services Agreement (the “Customer Contract”), pursuant to which Company is obligated to provide, among other things and subject to certain conditions, processing services for the submission of certain of Customer’s Qualified EMI Billing Records to certain LECs for billing through Company’s LEC Agreements. Unless otherwise defined in this Addendum, all defined terms used herein shall have the meaning given to such terms in the Customer Contract;

WHEREAS, Customer desires to handle its own Customer Service inquiries for Library code(s)                         ;

WHEREAS, Customer and Company acknowledge that certain, but not all, of Company’s LEC Agreements provide for Company to handle Customer Service;

WHEREAS, Customer certifies, represents and warrants that by executing this Addendum it has the technical capabilities and the required systems and procedures to perform its own Customer Service in compliance with the requirements imposed upon Company in its LEC Agreements. Compliance with these requirements includes, but is not limited to:

i. On-line, real-time access to all Records submitted to the LECs for billing and collection or other LEC or Company policies, procedures or guidelines;

ii. Sufficient Customer Service representatives adequately trained to process all incoming calls from End Users during Company’s hours of operation for Customer Service;

iii. The ability to process an End User’s request for adjustment or refund within forty-eight (48) hours of receipt of the initial call from the End User;

iv. The ability to conform to new and expanded systems and procedures as may be required from time to time by Company, the LECs or federal, state and local regulatory authorities;

v. Adequate telephone equipment and computer systems to handle all incoming call volumes; and

WHEREAS, Customer and Company acknowledge and agree to modify the terms of the Customer Contract in accordance with the terms and provisions set forth herein to the extent inconsistent herewith.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Modification of Customer Contract. The Customer Contract is hereby modified as set forth in this Addendum. This Addendum is incorporated into and made a part of the Customer Contract, the terms and conditions of which, unless expressly modified by this Addendum, continue unchanged and in full force and effect. This Addendum may be modified by Company upon thirty (30) days’ written notice to Customer. To the extent that any terms or provisions of this Addendum are or may be deemed expressly inconsistent with any terms or conditions of the Customer Contract, the terms of this Addendum shall control. A default under this Addendum shall constitute a default under the Customer Contract. Similarly, a default under the Customer Contract shall constitute a default under this Addendum.

2. Agreement to Establish a Customer Service Department. Customer agrees to establish and maintain a Customer Service Department that has a sufficient number of adequately trained personnel, computer systems, equipment and procedures to: (a) answer all End User calls within thirty (30) seconds during Company’s hours of operation for Customer Service; (b) provide on-line, real-time access to all Records submitted to the LECs for billing and collection; (c) conform to new and expanded systems and procedures as may be required from time to time by Company, the

COMPANY CONFIDENTIAL AND PROPRIETARY

1

Company	Customer

LECs or federal, state and local regulatory authorities; (d) maintain adequate telephone equipment and computer systems to handle all incoming call volumes; and (e) process Customer Service refunds and adjustments within two (2) Business Days of receiving the initial call from the End User by creating an electronic credit EMI Record for those LECs where Company can process electronic credit records. In the event an electronic credit record cannot be accepted or processed by the LEC, Customer must complete a customer service IC/EC Credit Memo. Company will not accept other forms requesting Customer Service refunds. Company will not issue credits for charges not billed by Company.

3. Customer Service Call Transfer from Company. When Company receives a telephone call on its inbound “800” Customer Service number, it will determine that the End User has a question regarding either a billing performed on behalf of Customer by Company or the services being provided by Customer to End User. If the End User has a question regarding either a billing of Customer or the services being provided by Customer to End User, Company will transfer the End User to the Customer’s Customer Service Department for resolution of the End User’s inquiry. Customer will provide a toll-free number to be used for the transfer.

4. Company Fees and Charges for Customer Service. Company will charge Customer [*] per record processed on behalf of Customer per month. In addition, in the event Company transfers a call to Customer, Customer will be charged [*] [*] per transfer to Customer’s toll-free number. Should Company handle the Customer Service on behalf of Customer Company will charge an additional [*] per Customer Service inquiry performed by Company. Such charges shall be added to the Company Processing Fees and deducted monthly from amounts due Customer.

5. LEC Charges, Fees and Penalties. Customer understands that each LEC has its own policies regarding assessment of credits, fees, penalties and adjustments for Customer Service, and Customer agrees to be bound by such policies and charges. Customer understands that some LECs may charge for each violation of their policies.

6. Submission of Customer Service Guidelines. Customer agrees to provide all Customer Service policies, procedures and credit guidelines to Company contemporaneously, if not already on file with Company, with the execution of this Addendum “B” and to notify Company of any updates in such guidelines before such change occurs. Approval of such guidelines shall be at the discretion of Company. Guidelines and approval of such are subject to change at the discretion of Company.

7. Initial Training. Customer agrees to attend Customer Service training at Company’s corporate headquarters unless Customer has previously attended satisfactory training, as determined by Company.

8. Express Mail Delivery. Customer may agree to provide an express mail delivery number to Company for use in processing initial recourses, regulatory matters or other information. In the event this express mail delivery number is not provided, the above information will be sent via regular mail.

9. Customer Service Investigation. Company reserves the right to monitor or handle individual calls from time to time on an as-needed basis as determined by Company in its sole discretion. Company also reserves the right to investigate any accounts that are reflected on Company’s high toll report.

10. Termination of this Addendum. Company has the right to suspend or terminate this Addendum without notice at any time and resume providing Customer Service under the terms and conditions contained in the Customer Contract should it, in its sole discretion, determine that Customer is not performing the Customer Service in compliance with the LEC’s or Company’s requirements, as may be modified from time to time. Company shall use reasonable efforts to notify Customer in advance of any such termination, if such notice is practicable to Company. At Company’s discretion, its termination of this Addendum may terminate the Customer Contract. In the event Company does not elect to terminate this Addendum as provided for herein, this Addendum shall terminate simultaneously upon the termination of the Customer Contract.

[Remainder of page intentionally left blank.]

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2

Company	Customer

[*]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the Effective Date.

CallWave, Inc.

By:	/s/ DAVE HOFSTATTER

(signature)

Name:	Dave Hofstatter
(print)

Title:	President

Date:	11-18-2002

Enhanced Services Billing, Inc.:

By:	/s/ MICHAEL SIMPSON

(signature)

Name:	Michael Simpson
(print)

Title:	SVP & CFO

Date:	11/21/02

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3

Company	Customer